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                                                                    Exhibit 3.13

                            ARTICLES OF INCORPORATION

                                       OF

                      AMERICAN BUSINESS CREDIT CORPORATION


The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation.

                                 ARTICLE I: NAME

The name of the corporation shall be

                      AMERICAN BUSINESS CREDIT CORPORATION

                          ARTICLE II: PRINCIPAL OFFICE

The principal place of business and mailing address of this corporation shall be 11201 Danka Circle North, St. Petersburg, FL 33716.

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                           ARTICLE III: CAPITAL STOCK

The number of shares of stock that this corporation is authorized to have outstanding at any one time is one thousand (1,000) shares common having a par value of one dollar ($1.00) per share.

                ARTICLE IV: INITIAL REGISTERED AGENT AND ADDRESS

The name and address of the initial registered agent is Capital Connection, Inc., 417 E. Virginia St., Suite 1, Tallahassee, FL 32301.

                            ARTICLE V: INCORPORATOR

The name and address of the incorporator to these Articles of Incorporation is Capital Connection, Inc., 417 E. Virginia St., Suite 1, Tallahassee, FL 32301.

                              ARTICLE VI: DIRECTORS

The name and address of each director of the corporation is Daniel M. Doyle and David C. Snell, 11201 Danka Circle North, St. Petersburg, FL 33716.

The undersigned has executed these Articles of Incorporation this 7th day of May, 1991.

                                                By:      /s/  Alan Neeley
                                                    ----------------------------
                                                      Capital Connection, Inc
                                                      Alan Neeley - President
                                                           Incorporator

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                                                 By:      /s/  Alan Neeley
                                                    ----------------------------
                                                      Capital Connection, Inc
                                                      Alan Neeley - President
                                                           Incorporator


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                           CERTIFICATE OF DESIGNATION
                       REGISTERED AGENT/REGISTERED OFFICE

Pursuant to the provisions of section 607.0501, Florida Statutes, the mentioned corporation, organized under the lave of the state of Florida, submits the following statement in designating the registered office/registered agent, in the state of Florida.

1.  The name of the corporation is

                      AMERICAN BUSINESS CREDIT CORPORATION

2. The name and address of the registered agent and office is Capital Connection, Inc., 417 E. Virginia St., Suite 1, Tallahassee, FL 32301.

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.


                                                 By:     /s/  Alan Neeley
                                                    ----------------------------
                                                      Capital Connection, Inc
                                                      Alan Neeley - President
                                                        Dated: May 7, 1991